CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8, No. 33-44877 and No. 33-54075) pertaining to the Wellman, Inc. Retirement Plan of our report dated June 3, 1994, with respect to the financial statements and supplemental schedules of the Wellman, Inc. Retirement Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1993.




                                             ERNST & YOUNG



Charlotte, North Carolina
June 28, 1994